Exhibit 10.2

CORPORATE DEVELOPMENT SERVICES AGREEMENT

THIS CORPORATE DEVELOPMENT SERVICES AGREEMENT (the "Agreement") is made as of the date set forth on the signature page hereto, by and between CRG Finance AG, ("CRG"), and Riverdale Mining, Inc. (the "Company").

WHEREAS, CRG, by and through its officers, employees, agents, representatives and affiliates, has expertise in the areas of international corporate management, financing, marketing and sales consulting, strategic business planning, enhancing shareholder value, investment structuring, asset acquisition and disposition, and other matters relating to global corporate development; and

WHEREAS, the Company desires to avail itself of the expertise of CRG in the aforesaid areas.

NOW, THEREFORE, in consideration of the foregoing recitals and the covenants and conditions herein set forth, which the parties expressly acknowledge and agree is adequate and sufficient in all respects, the parties hereto agree as follows:

1.       Appointment.

        The Company hereby appoints CRG to render the advisory and consulting services described herein for the term of this Agreement.

2.       Services.

        (a)     During the term of this Agreement, CRG shall render to the Company, by and through such of CRG's officers, directors, employees, agents, representatives and affiliates as CRG, in its sole discretion shall designate, consulting and other advisory services (collectively, the "Advisory Services") in relation to developing strategic plans for inception of operations, corporate management, the operations of the Company, strategic planning, domestic and international marketing and sales, financial advice, including, without limitation, advisory and consulting services in relation to the recommendations of candidates for senior management positions of the Company and its subsidiaries, prospective strategic alliance partners, preparing acquisition growth plans, identifying prospective merger and acquisition candidates, developing value propositions for the Company, analyzing financial implications of potential transactions, advising on negotiations regarding terms and conditions of transactions, outlining and managing due diligence issues and due diligence processes, introductions to prospective customers, selection of investment bankers or other financial advisors or consultants, and advice with respect to the capital structure of the Company, equity participation plans, employee benefit plans and other incentive arrangements for certain key executives of the Company. All Advisory Services to be rendered hereunder shall be made by CRG solely on a discretionary basis and solely within the scope of its knowledge and abilities. Nothing herein shall be construed to deem CRG to be acting as a fiduciary to the Company or its shareholders, or as an officer or director of the Company, and nothing herein shall be deemed to grant CRG any authority to act on behalf of the Company or to supersede the authority of any and all of the officers and

CORPORATE DEVELOPMENT SERVICES AGREEMENT

directors of the Company. The officers and directors of the Company shall at all times retain sole authority to accept or decline such advice offered by CRG and only the officers and directors may bind the Company in respect of any advice given by CRG.

        (b)     CRG shall also render investment banking and finance consulting services to the Company (collectively, the "Investment Banking Services"). The scope of CRG Investment Banking Services shall include services rendered only outside of the United States and only to non-U.S. persons. The Investment Banking Services shall include, without limitation, (i) any and all investment banking, financial advisory or any other services rendered by CRG to the Company in connection with any and all public or private financing of the Company, introductions or facilitation of placement of debt or equity interests of the Company, of any and all nature or kind, and all mergers, acquisitions and divestitures by the Company or any of its subsidiaries, (ii) the acquisition or disposition of assets of the Company, by merger, consolidation, amalgamation or otherwise, involving stock or assets, and/or the acquisition or disposition of any subsidiary or division of the Company, and/or (iii) any and all financing or transactions involving assets or liabilities of the Company. All Advisory Services and Investment Banking Services are collectively referred to herein as the "Services."

        (c)     The Company agrees to undertake any and all of its own due diligence with respect to any and all recommendations made by CRG. No reliance shall be made upon CRG as having satisfied separate and independent due diligence obligations of the Company with respect to any and all transactional matters involving the Company.

3.         Fees.

        (a)     In consideration of the rendering of the Advisory Services contemplated by Section 2(a) hereof, the Company agrees to pay to CRG a monthly services fee of US$25,000.00 (twenty five thousand U.S. dollars) per month, payable each month for the period commencing as of April 15, 2011 and continuing until the third anniversary thereof (the "Advisory Services Fee"). All Advisory Services Fee payments shall be made quarterly in advance on the first business day of each calendar quarter. The Advisory Services Fee and all other payments hereunder shall be delivered in such currency as requested by CRG. The Advisory Services Fee is nonrefundable. CRG shall be paid $10,000 per month of the Advisory Services Fee beginning April 15, 2011, with the balance of $15,000 per month of the Advisory Services Fees accruing until completion of the first Company financing following the date of this Agreement when such accruals shall be fully due and payable.

        (b)     In consideration of any and all Investment Banking Services provided to the Company in connection with the events described in the definition of Investment Banking Services, CRG shall receive in cash ten percent (10%) of the total value of each such transaction, payable at closing of each such transaction.

4.         Out-of-Pocket Expenses

        In addition to the compensation payable to CRG pursuant to Section 3 hereof, the Company shall, at the request of CRG, upon presentation of reasonable receipts and documentation evidencing Out-of-Pocket Expenses, pay directly, or reimburse CRG for,

CORPORATE DEVELOPMENT SERVICES AGREEMENT

its reasonable Out-of-Pocket Expenses. For the purposes of this Agreement, the term "Out-of-Pocket Expenses" shall mean the amounts actually paid by CRG in cash in connection with its performance of the Services, including, without limitation, reasonable (i) fees and disbursements of any independent auditors, outside legal counsel, consultants, third-party investment bankers, financial advisors and other independent professionals, organizations and consultants; (ii) costs of any outside services or independent contractors such as financial printers, couriers, business publications or similar services and (iii) transportation, per diem, telephone calls, word processing expenses or any similar expense not associated with its ordinary operations. All reimbursements for Out-of-Pocket Expenses shall be made promptly upon or as soon as practicable after presentation by CRG to the Company of the statement in connection therewith. Any and all Out-of-Pocket Expenses in excess of $10,000 per month shall require pre-approval in writing of a duly authorized officer of the Company.

5.         Indemnification

        The Company will indemnify and hold harmless CRG and its officers, directors, employees, agents, shareholders, attorneys, accountants, representatives and their respective affiliates (each being an "Indemnified Party") from and against any and all losses, costs, expenses, claims, damages and liabilities (the "Liabilities") to which such Indemnified Party may become subject under any applicable law, or any claim made by any third party, or otherwise, to the extent they relate to or arise out of the performance of the Services contemplated by this Agreement or the engagement of CRG pursuant to, and the performance by CRG of the Services contemplated by, this Agreement. The Company will reimburse any Indemnified Party for all reasonable costs and expenses (including reasonable attorneys' fees and expenses) as they are incurred in connection with the investigation of, preparation for or defense of any pending or threatened claim for which the Indemnified Party would be entitled to indemnification under the terms of the previous sentence, or any action or proceeding arising therefrom, whether or not such Indemnified Party is a party hereto, provided that, subject to the following sentence, the Company shall be entitled to assume the defense thereof at its own expense, with counsel satisfactory to such Indemnified Party in its reasonable judgment. Any Indemnified Party may, at its own expense, retain separate counsel to participate in such defense, and in any action, claim or proceeding in which the Company, on the one hand, and an Indemnified Party, on the other hand, is, or is reasonably likely to become, a party, such Indemnified Party shall have the right to employ separate counsel at the Company's expense and to control its own defense of such action, claim or proceeding if, in the reasonable opinion of counsel to such Indemnified Party, a conflict or potential conflict exists between the Company, on the one hand, and such Indemnified Party, on the other hand, that would make such separate representation advisable. The Company agrees that it will not, without the prior written consent of the applicable Indemnified Party, settle, compromise or consent to the entry of any judgment in any pending or threatened claim, action or proceeding relating to the matters contemplated hereby (if any Indemnified Party is a party thereto or has been actually threatened to be made a party thereto) unless such settlement, compromise or consent includes an unconditional release of the applicable Indemnified Party and each other Indemnified Party from all liability arising or that may arise out of such claim, action or proceeding. Provided that the Company is not in breach of its indemnification obligations hereunder, no Indemnified Party shall settle or

CORPORATE DEVELOPMENT SERVICES AGREEMENT

compromise any claim subject to indemnification hereunder without the consent of the Company. The Company will not be liable under the foregoing indemnification provision to the extent that any loss, claim, damage, liability, cost or expense is determined by a court, in a final judgment from which no further appeal may be taken, to have resulted solely from the gross negligence or willful misconduct of CRG. If an Indemnified Party is reimbursed hereunder for any expenses, such reimbursement of expenses shall be refunded to the extent it is finally judicially determined that the Liabilities in question resulted solely from the gross negligence or willful misconduct of CRG.

6.         Term

        This Agreement shall be in effect on the date hereof and shall continue until the third anniversary of the date hereof (the "Initial Term"). This Agreement shall automatically renew on each anniversary thereafter and continue and remain in effect for additional one year periods (each a "Renewal Term") unless either party gives not less than ninety (90) days' advance written notice. This Agreement may be terminated at any time upon mutual consent of the parties. This Agreement may be terminated by the Company upon determination of (i) any act of fraud or dishonesty, willful misconduct or gross negligence by CRG in connection with its obligations under this Agreement (ii) breach of any contractual duty of CRG to the Company under this Agreement. This Agreement may be terminated by CRG in the event of any non-performance of the duties and obligations of the Company. This Agreement may be terminated at any time for any reason by CRG upon not less than thirty (30) days' advance written notice to the Company. Any and all provisions of this Agreement pertaining to any and all outstanding unpaid compensation due and payable to CRG shall survive termination of this Agreement and the provisions of Sections 5, 7 and 8 and otherwise as the context so requires shall survive the termination of this Agreement.

7.         Other Activities

        Nothing herein shall in any way preclude CRG or its officers, directors, employees, agents, shareholders, attorneys, accountants, representatives and their respective affiliates from engaging in any and all other business activities or from performing services for its or their own respective account or for the account of others, including for companies that may do business with the Company or have interests which are substantially similar to the business conducted by the Company. Where CRG has an ownership interest in any companies or organizations with whom the Company directly engages in business relationships ("Interested Transactions") CRG undertakes to disclose such relationships in writing to the corporate governance officer of the Company or another duly authorized officer of the Company. Nothing herein shall be construed as an undertaking of unique or exclusive services of CRG solely on behalf of the Company. The Company expressly waives any and all actual or potential conflicts with respect to CRG's past, present or future relationships of any nature or kind with any and all Company officers, directors, shareholders, agents, accountants, counsel or third parties and their respective affiliates with whom CRG has, or has had, dealings or business relationships of any nature or kind.

CORPORATE DEVELOPMENT SERVICES AGREEMENT

8.         General.

        (a)     No amendment or waiver of any provision of this Agreement, or consent to any departure by either party from any such provision, shall be effective unless the same shall be in writing and signed by the parties to this Agreement, and, in any case, such amendment, waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

        (b)     This Agreement and the rights of the parties hereunder may not be assigned without the prior written consent of the parties hereto; provided, however, that CRG may assign or transfer its duties or interests hereunder to a CRG affiliate at the sole discretion of CRG. Subject to the foregoing, this Agreement shall inure to the benefit of, and be binding upon, CRG and the Company (including any and all present and future subsidiaries of the Company that are not signatories hereto) and their respective successors and assigns.

        (c)     Any and all notices hereunder shall, in the absence of receipted hand delivery, be deemed duly given upon confirmation of receipt or refusal of delivery, if the same shall be sent by registered or certified mail, return receipt requested, or by internationally recognized courier and the mailing date shall be deemed the date from which all time periods pertaining to a date of notice shall run. Notices shall be addressed to the parties at the registered address of record and may be changed upon Notice as provided herein to the other party regarding such change of address.

        (d)     This Agreement shall constitute the entire agreement between the parties with respect to the subject matter hereof, and shall supersede all previous oral and written (and all contemporaneous oral) negotiations, commitments, agreements and understandings relating hereto.

        (e)     All controversies arising out of or in connection with this Agreement shall be finally settled pursuant to binding arbitration under the Rules of Arbitration of the Chamber of Commerce of Zurich by a single arbitrator appointed and conducted in accordance with the Swiss Rules of International Arbitration. The place of arbitration shall be Zurich, Switzerland. The arbitration shall be conducted in the English language. The prevailing party in any such arbitration shall be awarded reimbursement of any and all fees, costs, expenses and disbursements incurred with respect to such arbitration and/or the enforcement of this Agreement. The award of any such arbitration may be entered by any court of competent jurisdiction. In the event of any doubt regarding the enforceability of the arbitration provisions herein, this Agreement shall be governed by, and enforced in accordance with, the laws of the state of incorporation of the Company (excluding the choice of law principles thereof). The parties expressly agree that the place and manner of such arbitration is reasonable and neither party shall raise any defense of forum non conveniens or lack of binding jurisdiction of such arbitral forum.

        (f)     All information provided by the Company to be relied upon by CRG will be, when and as delivered to CRG, and on the closing date of all transactions, complete and correct in all material respects and will not knowingly contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading. The Company shall advise CRG immediately of the

CORPORATE DEVELOPMENT SERVICES AGREEMENT

occurrence of any event or circumstance that results in any Company document containing untrue statement of a material fact or omitting to state a material fact required to be stated therein or necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading, and shall furnish to CRG copies of amended or supplemented documents that correct such statement or omission in such quantities as CRG may from time to time reasonably request. All financial or other projections of the Company will be prepared in good faith on the basis of reasonable assumptions. The Company acknowledges that CRG (i) will be using and relying on all Company information without independently verification of the same, (ii) does not assume responsibility for the accuracy or completeness of such information; (iii) will not make any appraisal of any assets of the Company or (iv) will not render any fairness opinions. Except as otherwise provided herein, nothing herein shall require CRG to deliver to the Company any reports, memoranda or other documentation of any nature or kind except as determined by CRG.

        (g)     The Company has full corporate power and authority to execute and deliver this Agreement on behalf of itself and its affiliates and to perform its obligations hereunder, and all consents, authorizations, approvals and orders required in connection with the execution, delivery and performance hereof have been obtained. This Company represents and warrants to the CRG that the Agreement is a valid and binding obligation of the Company, enforceable in accordance with its terms and that the execution, delivery and performance of this Agreement by the Company and the CRG will not conflict with, result in a breach of any of the terms or provisions of or constitute a violation or a default under any laws, rules or regulations applicable to the Company and the CRG pertaining to the subject matter herein or under any material agreement or instrument to which the Company is a party or by which the Company is bound. Nothing herein shall be construed as an undertaking of unique or exclusive services of the CRG solely on behalf of the Company. The Company agrees to undertake any and all of its own due diligence with respect to any and all prospective Investors and proposed corporate development activities. The Company expressly waives any and all actual or potential conflicts with respect to the Primes past, present or future relationships of any nature or kind with any Investors or their respective affiliates.

        (h)     CRG shall be entitled to fully rely upon all documents and materials provided by the Company as true and correct in all respects and the Company shall indemnify and hold harmless CRG and its officers, directors, employees and agents for any and all losses incurred by CRG as a result of any material misstatement or omission in such marketing materials, which losses shall include, without limitation, all fees, costs, expenses and disbursements of counsel defending CRG against claims for such losses as well as enforcement of this Agreement. The officers and directors of the Company shall independently review and confirm the validity of all facts in all materials prepared by CRG.

        (i)     No advice rendered by CRG pursuant to this Agreement may be disclosed publicly in any manner without CRG's prior written approval, except as may be required by law, regulation or court order but subject to the limitation below. If the Company is required or reasonably expects to be required to disclose any advice, the Company shall provide CRG with prompt notice thereof so that CRG may seek a protective order or

CORPORATE DEVELOPMENT SERVICES AGREEMENT

other appropriate remedy and take reasonable efforts to assure that all of such advice disclosed will be covered by such order or other remedy. Whether or not such a protective order or other remedy is obtained, the Company will and will cause its affiliates to disclose only that portion of such advice that the Company is so required to disclose.

        (j)     The Company shall not directly or indirectly or through any third party take any action to circumvent this Agreement or the rights of CRG set forth herein. The Company undertakes and promises that it will not circumvent the CRG by dealing directly with any prospective counterparties introduced by the CRG to the Company, unless authorized by the CRG in writing to deal directly with them.

        (k)     If any provision(s) of this Agreement or the application thereof to any person or circumstance shall be invalid or unenforceable to any extent, the remainder of this Agreement and the application of such provisions to other persons or circumstances shall not be affected thereby and shall be enforced to the fullest extent permitted by law.

        (l)     Numbered and titled article and section headings and defined terms are for convenience only and shall not be construed as amplifying or limiting any of the provisions of this Agreement. This Agreement has been fully negotiated and jointly drafted by the parties and nothing herein shall be construed against either party as the draftsperson thereof.

        (m)     The waiver by any party of any breach of this Agreement shall not operate as or be construed to be a waiver by such party of any subsequent breach.

        (n)     This Agreement may be executed by the parties to this Agreement in separate counterparts, each of which when so executed shall be deemed to be an original and both of which taken together shall constitute one and the same instrument and Agreement. This Agreement may be executed and delivered via facsimile or any other means of electronic delivery which shall be fully binding upon the parties to the same and full extent as the original exemplar thereof.

[Signature Page Follows]

CORPORATE DEVELOPMENT SERVICES AGREEMENT

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed and delivered as of this 15th day of April, 2011 by their duly authorized officers or agents as set forth below.

CRG Finance AG

By:     SERGEI STETSENKO
Name:     Sergei Stetsenko
Title:        CEO, President CRG Finance AG
Address for Notices:   23 Bahnfstrasse
                                  CH-6300 ZUG

Riverdale Mining, Inc:

By:     VLADIMIR VASKEVICH
 Name:  Vladimir Vaskevich
Title:     President
Address for Notices: